2021 Year End Financial Results Call September 23, 2021 Exhibit 99.2

Forward-Looking Statements This presentation contains forward-looking statements that reflect AGTC's plans, estimates, assumptions and beliefs. Forward-looking statements include statements regarding the company’s (i) clinical and pre-clinical programs, including the anticipated timelines for reporting data in the XLRP Phase 2/3 (Vista) trial and the Phase 1/2 expansion (Skyline) trial for XLRP, (ii) ability to enroll patients (ii) regulatory progress with FDA, including timing for end of phase 2 FDA feedback, (iii) potential growth and market opportunities, and (iv) ability to be competitive.  Forward-looking statements include all statements that are not historical facts and can be identified by terms such as "anticipates," "believes," "could," "seeks," "estimates," "expects," "intends," "may," "plans," "potential," "predicts," "projects," "should," "will," "would" or similar expressions and the negatives of those terms. Actual results could differ materially from those discussed in the forward-looking statements, due to a number of important factors. Risks and uncertainties that may cause actual results to differ materially include, among others:  AGTC cannot predict when or if it will obtain regulatory approval to continue to progress its clinical trials, commercialize a product candidate or receive reasonable reimbursement; uncertainty inherent in clinical trials and the regulatory review process; risks and uncertainties associated with drug development and commercialization; risks related to the COVID-19 outbreak that may delay clinical trial enrollment or result in continued supply chain disruptions; gene therapy is still novel with only a few approved treatments so far; factors that could cause actual results to differ materially from those described in the forward-looking statements are set forth under the heading "Risk Factors" in the Company's most recent Annual Report on Form 10-K and subsequent periodic reports filed with the SEC.  Given these uncertainties, you should not place undue reliance on these forward-looking statements, which speak only as of the date of this presentation. Except as required by law, AGTC assumes no obligation to update or revise these forward-looking statements, whether as a result of new information, new events or otherwise.

Call Agenda Fiscal 2021 accomplishments – Sue Washer, CEO Business development updates – Stephen Potter, CBO Q4 and Fiscal Year End 2021 financial results – Jon Lieber, CFO Q&A Closing remarks – Sue Washer

Fiscal 2021 Accomplishments XLRP Reported positive data from the ongoing Phase 1/2 trial for all dose groups Initiated Skyline and Vista trials ACHM Presented 12-month data for all adult patients and low-dose pediatric patients Preparing for an End-of-Phase 2 meeting with the FDA for ACHMB3 Optogenetics Pre-Clinical Pipeline Manufacturing Presented new data related to improvements in the manufacturing process Announced planned build-out of additional manufacturing and quality control capacity Corporate Developments Added expertise at board and C-suite levels Public offering with gross proceeds of $74.5M

XLRP Data Summary Reported additional positive data from the ongoing Phase 1/2 trial showing 50% response rate for Groups 5 and 6 BCVA continues to show supportive evidence of a biological response at Month 12 Early-look data shows evidence for continued durability of response with two Group 4 patients with continued response at Month 24

XLRP Next Steps Skyline 3-month interim data analysis expected 1H 2022 Phase 1/2 trial 24-month data analysis expected in 2H 2022 Vista 6-month interim data analysis expected 4Q 2022

ACHMB3 Data Summary Preliminary results demonstrate improvements in photosensitivity and two-color dark light adapted perimetry and product is generally safe and well tolerated across all adult dose groups and lowest group 4 pediatric group.

ACHM Next Steps Report 3-month data for all pediatric patients in 4Q 2021 Will help guide future development of the ACHMA3 program End-of-Phase 2 feedback from FDA for the ACHMB3 program expected in 1H 2022

Safety Profile in Pediatric Patients Enrolled 6 pediatric patients in dose group 5a Generally safe and well tolerated; similar to all adult groups and low dose pediatric group 3 of 5 pediatric patients at the highest dose (3.2e12 vg/mL) developed severe inflammation at approximately 1-month post-dosing Inflammation present in both the anterior and posterior ocular segments Required second procedure (vitreous tap) to diagnose and/or treat with intravitreal medications Two cases in CNGA3, one in CNGB3 These cases are considered Suspected Unexpected Serious Adverse Reactions (SUSARs) A fourth B3 pediatric patient also developed significant inflammation at the same post-op time period but did not meet the definition of SUSAR These events lead us to believe we have identified the maximum tolerated dose in pediatric patients Patients are being closely monitored and steroid dosing adjusted accordingly DSMC and Study Investigators are collaborating to optimize treatment regimen and management

Optogenetics Collaboration with Bionic Sight seeks to develop a new optogenetic therapy for patients that have lost photoreceptor function Bionic Sight to leverage AAV gene therapy to deliver a novel gene to the retinal ganglion cell to make them light sensitive Bionic Sight utilizing its innovative neuro-prosthetic device and algorithm for retinal coding that has the potential to greatly enhance visual function  In March 2021, Bionic Sight, which has responsibility for conducting the clinical trial, reported promising results in its first two cohorts of patients in a Phase 1/2 trial. All patients were at complete or near-complete blindness, Reported that all could detect improvements in light sensitivity, and, in some cases, could detect the direction of motion.  The product appears to be safe and well tolerated and Bionic Sight is continuing to enroll patients at higher doses. Bionic Sight scheduled presented an update at “Gene Therapy for Ophthalmology Disorders” conference today

Pre-Clinical Pipeline Dry AMD-toxicology and biodistribution studies in 2022 FTD-toxicology and biodistribution studies in 2022 ALS initial success in construct design being validated in animal models Otology IND expected in 1H 2023

Manufacturing Accomplishments We have a robust, reproducible, scalable and highly productive AAV manufacturing process producing as many as 2000 ophthalmic doses per batch Presented new data from two studies related to improvements in the manufacturing process for our XLRP candidate at the ASGCT annual meeting Process development improvements Development and validation of a novel expression assay to support clinical phase product release Signed a lease for a build-to-suit cGMP manufacturing and quality control facility to prepare for late-stage development of our XLRP and ACHM candidates

Corporate Developments Expanded leadership expertise Janet Rae joined our team in May 2021 as SVP Global Reg Affairs and Quality. She brings extensive gene therapy and late-stage development experience to the Company and will be instrumental in the completion and operation of our cGMP facility. Yehia Hashad joined our board in August 2021. With 25 years of retina disease experience, he has led global development strategies from research to post-launch and brings invaluable perspective to the Company. Jon Lieber joined our team this week as Chief Financial Officer. He brings over 30 years of experience as both a CFO and investment banker and is a seasoned financial and operational executive in the healthcare sector. Extended Cash Runway At the beginning of 2021, we were able to strengthen our financial position with a public offering providing approximately $74.5M in gross proceeds, and thus maintaining our projected cash runway into 2023.

Business Development

Business Development Accomplishments Licensed cone-specific promoter technology to SparingVision SAS SparingVision received nonexclusive rights to our PR1.7 promoter for use in the development of two non-competing products with an opportunity to obtain rights to use the promoter for one additional product in the future AGTC received an upfront fee and is eligible to receive milestone payments for successful clinical development and royalties on future sales on a per product basis Announced licensing agreement with TeamedOn to advance X-linked retinoschisis (XLRS) gene therapy AGTC provided TeamedOn with the clinical trial material, pre-clinical and clinical data generated for the development of our intravitreal XLRS candidate TeamedOn will conduct all activities required to reinitiate clinical development of the program using subretinal injection AGTC will be eligible to receive milestones and royalties based on clinical progress

Financial Results

Financial Results Fourth Quarter Net loss of $12.1 million compared to a net loss of $14.5 million for Q4 2020 Borrowed $9.9 million under our secured loan agreement Full Year Net loss of $57.8 million compared to a net loss of $45.9 million for fiscal year 2020 Strong Balance Sheet $107.1 million of cash, cash equivalents and investments as of June 30, 2021 Current liquidity provides projected cash runway into the first half of calendar year 2023 that allows us to generate data from our ongoing XLRP trials and obtain EOP2 feedback from the FDA for ACHMB3

Q&A

Closing Remarks

2021 Year End Financial Results Call September 23, 2021